GMO SERIES TRUST

AMENDMENT NO. 2
 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned, constituting at least a majority of the trustees of GMO Series Trust, a Massachusetts business trust created and existing under an Amended and Restated Agreement and Declaration of Trust dated September 13, 2011 (the “Declaration of Trust”), as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, hereby rescind the establishment and designation of seven series of GMO Series Trust, GMO Developed Word Stock Series Fund, GMO International Core Equity Series Fund, GMO International Growth Equity Series Fund, GMO International Large/Mid Cap Value Series Fund, GMO U.S. Equity Allocation Series Fund, GMO U.S. Growth Equity Series Fund, and GMO U.S. Intrinsic Value Series Fund, and, having determined that it is desirable and appropriate and consistent with the fair and equitable treatment of all shareholders to change the name of the following series of GMO Series Trust: (i) “GMO International Opportunities Equity Allocation Series Fund” to “GMO International Developed Equity Allocation Series Fund” and (ii) “U.S. Core Equity Series Fund” to “U.S. Equity Allocation Series Fund”, do hereby direct that this Amendment No. 2 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Declaration of Trust by amending and restating Schedule 3.6A of the Declaration of Trust in its entirety as attached hereto.

The foregoing amendment shall become effective upon its execution by a majority of the Trustees of GMO Series Trust, except that the change of the name of “GMO U.S. Core Equity Series Fund” to “GMO U.S. Equity Allocation Series Fund” shall become effective on August 31, 2014.

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 12th day of June, 2014.

/s/ Maria D. Furman
Maria D. Furman
Trustee

/s/ Joseph B. Kittredge, Jr.
Joseph B. Kittredge, Jr.
Trustee

/s/ Sandra Whiston
Sandra Whiston
Trustee

Schedule 3.6A to Declaration of Trust

Series

GMO Benchmark-Free Allocation Series Fund
GMO Core Plus Bond Series Fund
GMO Emerging Countries Series Fund
GMO Emerging Country Debt Series Fund
GMO Foreign Series Fund
GMO Global Asset Allocation Series Fund
GMO Global Equity Allocation Series Fund
GMO International Bond Series Fund
GMO International Developed Equity Allocation Series Fund
GMO International Equity Allocation Series Fund
GMO Quality Series Fund
GMO U.S. Equity Allocation Series Fund

Schedule 3.6B to Declaration of Trust
Classes

Class R1
Class R2
Class R3
Class R4
Class R5
Class R6